EXHIBIT 5.2

May 17, 2002

Board of Directors
Hollywood Entertainment Corporation
9275 S.W. Peyton Lane
Wilsonville, Oregon 97070

Re:	Hollywood Entertainment Corporation Post Effective Amendment No. 1 to Registration Statement on Form S-3 for $305,750,000 of Securities

Ladies and Gentlemen:

        We are acting as counsel to Hollywood Entertainment Corporation, an Oregon corporation (the "Company"), and Hollywood Management Company, an Oregon corporation and a wholly-owned subsidiary of the Company ("HMC"), in connection with the possible issuance and sale from time to time by the Company of up to $305,750,000 of its debt securities (together with any guarantee(s) thereof by HMC, the "Debt Securities"), as contemplated by the Post Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is Exhibit 5.2. The Debt Securities are to be issued under an Indenture, dated as of January 25, 2002 (the "Indenture"), between the Company, as issuer, HMC, as potential guarantor, and BNY Western Trust Company, as trustee (the "Trustee").

        This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

        In rendering this opinion, we have examined the Indenture and such other documents and instruments as we deemed necessary or appropriate for purposes of this opinion. In our examination of such documents and instruments, we have assumed the authenticity of all documents and instruments submitted to us as originals, the conformity to originals of all documents and instruments submitted to us as copies and the authenticity of the originals of such documents and instruments.

        This opinion relates solely to the laws of the State of New York, and we express no opinion with respect to the effect or applicability of the laws of any other jurisdictions.

        On the basis of our examination of the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

          The Debt Securities, when (a) duly executed by the Company and, to the extent applicable, HMC and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will constitute valid and binding obligations of the Company and, to the extent applicable, HMC.

        In rendering this opinion, we have assumed without independent investigation or verification (i) the accuracy of the statements expressed as opinions in the opinion of Stoel Rives LLP, dated the date hereof, set forth as Exhibit 5.1 to the Registration Statement (as though such statements were statements of fact) and the absence of any events or circumstances that would cause such statements to cease to be accurate as of any time relevant to this opinion, (ii) that the Debt Securities, at all times relevant to this opinion, will continue to be duly authorized by the Company and, to the extent applicable, HMC, (iii) that the Trustee is qualified to act as trustee under the Indenture and that the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee, (iv) that the definitive terms of each series of the Debt Securities not presently provided for in the Indenture will have been established in accordance with all applicable provisions of law, the Indenture, the Company's and HMC's respective Articles of Incorporation and By-Laws and the authorizing resolutions of the respective Boards of Directors of the Company and HMC, and reflected in appropriate documentation approved by us and duly executed and delivered by the Company and, to the extent applicable, HMC and duly authorized, executed and delivered by any other appropriate party, (v) that the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (vi) that the Registration Statement, and any amendments thereto, will have become effective and the Indenture will have become qualified under the Trust Indenture Act of 1939, (vii) that a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement will have been filed with the Securities and Exchange Commission, and (viii) that all Debt Securities will be issued in compliance with applicable federal and state securities laws.

        The enforceability of the obligations of the Company and HMC under the Indenture and the Debt Securities may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally, (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and (iii) public policy considerations.

        We consent to the filing of the form of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

        We understand that prior to offering for sale any Debt Securities you will advise us in writing of the terms of the offering and of such Debt Securities and will afford us an opportunity to review the operative documents (including the applicable prospectus supplement) pursuant to which the Debt Securities are to be offered, sold, and issued and will file as an exhibit to the Registration Statement any supplement or amendment to this opinion, if any, we reasonably consider necessary or appropriate by reason of the terms of such Debt Securities or any changes in the Company's capital structure or other pertinent circumstances.

        This opinion is expressly limited to the matters set forth above and we render no other opinion and express no other belief, whether by implication or otherwise, as to any other matters. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ BROBECK, PHLEGER & HARRISON LLP
BROBECK, PHLEGER & HARRISON LLP